UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 17, 2022

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Secured Convertible Note and Security Agreement

On June 17, 2022, Mullen Automotive Inc. (the “Company”) entered into an Amended and Restated Secured Convertible Note and Security Agreement (the “A&R Note”) with Esousa Holdings LLC, a New York limited liability company (“Esousa”). The A&R Note amends and restates that certain promissory note dated July 23, 2020, entered into between the Mullen Technologies, Inc. (“Original Borrower”) and DBI Lease Buyback Servicing LLC, a Delaware limited liability company (“DBI”) for a principal amount of $23,831,553.98 (the “Original Note”). The Company had previously assumed all of the obligations of the Original Borrower under the Original Note upon the completion of its business combination with Mullen Automotive, Inc. (“Mullen Automotive”), in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, as amended, by and among the Company, Mullen Acquisition, Inc., Mullen Automotive, and the Original Borrower. Esousa purchased rights under the Original Note from DBI immediately prior to entering into the A&R Note.

The A&R Note extends the maturity date of the Original Note by two years, from July 23, 2022 to July 23, 2024. In addition, the A&R Note provides that Esousa may elect to convert all or any portion of the then-outstanding principal balance of the A&R Note into that number of shares of the common stock of the Company, as applicable, equal to the number obtained by dividing the outstanding principal balance of the A&R Note to be so converted at a 5% discount to the lowest daily volume-weighted average price in the 10 trading days prior to conversion based on the prevailing market value of shares of the common stock of the Company as reported on Nasdaq at close on the date on which a written notice of conversion is delivered to the Company.

The foregoing description of the A&R Note is qualified, in its entirety, by reference to the A&R Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 1.01.

Letter Agreement

In connection with entering into the A&R Note, the Company also entered into a letter agreement (the “Letter Agreement”), dated June 17, 2022, DBI and Drawbridge Investments LLC (“Drawbridge”), pursuant to which, upon the terms and subject to the conditions contained therein, (1) DBI and Drawbridge released the Company from its obligations under the A&R Note and related documents, except for such obligations under the Original Note that were assigned by DBI for the benefit of Esousa, and (2) the Company shall grant Drawbridge (or its designee) an option to purchase up to $25 million worth of shares of a yet to be created Series E Preferred Stock from the Company (the “Series E Purchase Option”).

Pursuant to the terms of the Series E Purchase Option, which shall be evidenced by way of a definitive option agreement, Drawbridge (or its designee) shall be entitled, at its option, to purchase up to $25 million worth of shares of a yet to be created Series E Preferred Stock from the Company. The purchase price per share of Series E Preferred Stock will be the lower of (x) the closing market price of the Company’s common stock on the effective date of the Option Agreement for the Series E Preferred Stock and (y) the closing market price of the Company’s common stock on the date shares of Series E Preferred Stock are issued by the Company in accordance with the terms of the Option Agreement. Shares of Series E Preferred Stock will be convertible into shares of the Company’s common stock on a 1-to-1 basis, subject to adjustment for stock splits and other events. Shares of Series E Preferred Stock may be purchased in one or more transactions with a minimum of $5, 000,000 per purchase, until December 31, 2024, at which point the Series E Purchase Option shall expire. The Company is obligated to file a registration statement for the resale of the Company’s common stock issuable upon conversion of shares of Series E Preferred Stock and shall use reasonable best efforts to obtain and maintain the effectiveness of such registration statement during the term of the Option Agreement.

In connection with the exercise of the Series E Purchase Option, Drawbridge (or its designee) will receive warrants to purchase three shares of common stock for every share of Series E Preferred Stock purchased by Drawbridge (or its designee), which warrants will have terms and conditions, such as registration rights, convertibility, dividends, anti-dilution protection, similar to those included in the purchase of the Company’s Series D Preferred Stock. The warrants will have a term of five years from the date of grant and an exercise price equal to the applicable purchase price for the shares of Series E Preferred Stock. The warrants will also permit cashless exercise to be calculated as a function of the warrant’s Black-Scholes value plus an additional $1.25 per warrant exercised.

The foregoing description of the Letter Agreement is qualified, in its entirety, by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 1.01.

Item 7.01. Regulation FD

On November 5, 2021, the Company issued a press release announcing the entry into the A&R Note and the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Secured Convertible Note and Security Agreement dated June 17, 2022
10.2	Letter Agreement dated June 17, 2022
99.1	Press Release dated June 21, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: June 21, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer